Exhibit 99.1

IEG Holdings Corporation CEO, Paul Mathieson, Featured on MicroCap Review Magazine Cover

IEGH dba “Mr. Amazing Loans” featured in MicroCap Review Magazine

Las Vegas, Nevada – (September 6, 2016) – IEG Holdings Corporation (OTCQX: IEGH) announced today that its CEO, Paul Mathieson, has been featured on the cover of the MicroCap Review Magazine with a four-page article in the Profiled Companies section on pages 12 through 15 of the issue. Print copies of the Fall 2016 issue of MicroCap Review Magazine are available upon request from MicroCap Review Magazine and also at over fifty global financial conferences annually.

Paul Mathieson, Chairman/CEO and Founder of IEG Holdings Corporation, stated “IEGH is pleased to be gaining recognition in the US press and investment markets. After completing our August rights offering, we plan to lend aggressively during the traditionally strongest consumer loan demand period between September and December after focusing on filing multiple new state license applications in July and August.”

Since January 2015, cumulative loan volume has increased by 140% from $5,549,023 to $13,314,023 as of June 30, 2016.

Make sure you are first to receive timely information on IEG Holdings when it hits the newswire by signing up for IEG Holdings’ email news alert system at http://www.investmentevolution.com/alerts.

About IEG Holdings Corporation

IEG Holdings Corporation (IEGH) (“IEG Holdings”) provides online unsecured consumer loans under the brand name, “Mr. Amazing Loans,” via its website, www.mramazingloans.com, in 17 US states. IEG Holdings offers $5,000 and $10,000 loans over a term of five years at a 19.9% to 29.9% APR. IEG Holdings plans future expansion to 25 US states by mid-2017. For more information about IEG Holdings, visit www.investmentevolution.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in IEG Holdings’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond IEG Holdings’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects IEG Holdings’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. IEG Holdings assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of IEG Holdings’ website referenced herein are not incorporated into this press release.

Contact:

Company

Paul Mathieson

IEG Holdings Corporation

Chairman/CEO and Founder

info@investmentevolution.com

+1-702-227-5626

Investor Relations

Ted Haberfield

MZ Group | President – MZ North America

Direct: 760-755-2716

thaberfield@mzgroup.us

www.mzgroup.us